Exhibit 10.1

GLOBAL MEDICAL REIT INC.

2016 ANNUAL INCENTIVE PLAN

LTIP UNIT VESTING AGREEMENT

Annual Award (Performance-Based with Time-Vesting)

Name of Grantee:_____

Number of Award LTIP Units:_____

Grant Date:_____

Final Acceptance Date:_____

Pursuant to the Global Medical REIT Inc. 2016 Equity Incentive Plan, as amended from time to time (the “Plan”), and the Agreement of Limited Partnership, dated as of March 14, 2016 (as amended from time to time, the “Partnership Agreement”), of Global Medical REIT L.P., a Delaware limited partnership (“GMR OP”), Global Medical REIT Inc., a Maryland corporation (the “Company”) and the sole member of Global Medical REIT GP LLC, a Delaware limited liability company, the general partner of GMR OP (the “General Partner”), and for the provision of services to or for the benefit of GMR OP in a partner capacity or in anticipation of being a partner, hereby grants to the Grantee named above an Other Equity-Based Award (as defined in the Plan), to be determined following the conclusion of the Performance Period (defined herein) based on (i) the number of Award LTIP Units shown above (the “Award LTIP Units”) and (ii) the extent to which the Performance Goals (defined herein) are achieved during the Performance Period as provided in further detail herein (such number of LTIP Units that are earned and issued to the Grantee, the “Earned LTIP Units”) having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein and in the Partnership Agreement (the “Award”). Upon acceptance of this LTIP Unit Vesting Agreement (this “Agreement”), the Grantee shall become entitled to receive the Earned LTIP Units to the extent earned in accordance with, and subject to, the terms and conditions contained herein, in the Plan and in the Partnership Agreement. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Partnership Agreement, attached hereto as ANNEX A, or the Plan, as applicable, unless a different meaning is specified herein.  In addition, as used herein:

“Board Meeting Date” means the date on which the Board of Directors of the Company (the “Board”) approves the recommendation of the Compensation Committee of the Board (or such other committee(s) as may be appointed or designated by the Board to administer the Plan) (the “Committee”) with respect to the number of Earned LTIP Units to issue based on the level of achievement of the Performance Goals.

“Continuous Service” means the Grantee’s continuous service to the Company and its Affiliates, without interruption or termination, in any capacity. Continuous Service shall not be considered interrupted in the case of: (a) any approved leave of absence; (b) transfers among the Company and its Affiliates, or any successor; or (c) any change in status as long as the individual remains in the service of the Company and its Affiliates. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

[“Good Reason” means: (i) a material diminution in the Grantee’s base salary; (ii) a material diminution or adverse change in the Grantee’s title, duties or authority; (iii) a material breach by the Company or GMR OP of any of its covenants or obligations under this Agreement; or (iv) the relocation of the geographic location of the Grantee’s principal place of employment by more than 50 miles from the location of the Grantee’s principal place of employment as of the Grant Date; provided that, in the case of the Grantee’s allegation of Good Reason, (A) the condition described in the foregoing clauses must have arisen without the Grantee’s consent; (B) the Grantee must provide written notice to GMR OP of such condition in accordance with the Agreement within 45 days of the initial existence of the condition; (C) the condition specified in such notice must remain uncorrected for 30 days after receipt of such notice by GMR OP; and (D) the Grantee’s date of termination must occur within 60 days after such notice is received by GMR OP.]

“Partial Service Factor” means a factor carried out to the __________ decimal to be used in calculating the number of LTIP Units earned pursuant to Section 3(a) hereof in the event of a Qualified Termination of the Grantee’s Continuous Service prior to the Valuation Date, determined by dividing (a) the number of calendar days that have elapsed since __________  to and including the date of the Grantee’s Qualified Termination by (b) the number of calendar days from __________  to and including the Valuation Date.

“Performance Period” means the period beginning on [      ] and ending on [        ].

“Retirement” means retirement from employment with the Company and its Affiliates, but only to the extent the Grantee is at least __ years of age at the time of such retirement and has been employed with the Company and its Affiliates for at least __ years prior to the date of such retirement.

“Valuation Date” means the earlier of (a) the Board Meeting Date or (b) the date upon which a Change in Control shall occur.

1.Acceptance of Agreement. The Grantee shall have no rights with respect to this Agreement unless he or she shall have accepted this Agreement prior to the close of business on the Final Acceptance Date specified above by (a) signing and delivering to GMR OP, a copy of this Agreement and (b) unless the Grantee is already a Limited Partner, the Grantee shall not be entitled to receive the Earned LTIP Units unless the Grantee signs, as a Limited Partner, and delivers to GMR OP a counterpart signature page to the Partnership Agreement. Upon receipt of the Earned LTIP Units to which the Grantee becomes entitled hereunder, the Partnership effective as of the Valuation Date, and the Grantee shall have all the rights of a Limited Partner with respect to the number of LTIP Units specified above, as set forth in the Partnership Agreement, subject, however, to the restrictions and conditions specified in Section 3 below.

2.	Restrictions and Conditions.

(a)The records of GMR OP evidencing the Earned LTIP Units granted herein shall bear an appropriate legend, as determined by GMR OP in its sole discretion, to the effect that such LTIP Units are subject to restrictions as set forth herein and in the Partnership Agreement.

(b)Award LTIP Units may not be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of by the Grantee in any respect.  Earned LTIP Units may not be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of by the Grantee prior to vesting as contemplated in Section 3 or 4 of this Agreement.

(c)Subject to the provisions of Section 3 below, any LTIP Units (and the proportionate amount of the Grantee’s Capital Account balance attributable to such LTIP Units) subject to this Award that have not become vested on or before the date that the Grantee’s employment with the Company and its Affiliates terminates shall be forfeited as of the date that such employment terminates.

3.Determination of Number of Earned LTIP Units. The Committee has established performance goals for the following period:____________________ (the “Performance Period”) as set forth on Exhibit A hereto (the “Performance Goals”) that shall be used to determine the number of Earned LTIP Units. As soon as reasonably practicable following the last day of the Performance Period, which may in some cases not occur before the Company’s operating results for such period have been publicly announced by the Company, the Committee will determine the extent to which the Company has achieved each of the Performance Goals (expressed as a percentage) as further detailed on Exhibit A and, based on such determination, will calculate the number of Earned LTIP Units that Grantee is entitled to receive based on the applicable Performance Percentages described on Exhibit A. Any Award LTIP Units that are not earned in accordance with this Agreement and Exhibit A hereto shall be forfeited and cancelled, and the Grantee shall have no right in or to any such unearned LTIP Units after it is determined that they were not earned.

4.Vesting of LTIP Units. The restrictions and conditions in Sections 2(b) and 2(c) of this Agreement shall lapse with respect to the LTIP Units granted herein in the amounts and on the Vesting Dates specified below:

Portion of Award to Vest	Vesting Date

Total: 100% of Award

5.	Termination of Employment.

(a)If the Grantee’s employment with the Company and its Affiliates ends on account of the Grantee’s termination of employment by the Company or its Affiliates: (i) without Cause [(as defined in that certain Employment Agreement by and between Inter-American Management LLC (“IAM”) and [    ], dated as of [      ] (the “Employment Agreement”)][(as defined in the Inter-American Management LLC Severance Plan and Summary Plan Description, dated July 9, 2020 (the “Severance Plan”)] (ii) by the Grantee for Good Reason ([as defined in the Employment Agreement][as defined herein]); provided that the Grantee executes the Release ([as defined in Section 7(f)(i) of the Employment Agreement][as defined in Section 5 of the Severance Plan]) on or before the Release Expiration Date ([as defined in Section 7(f)(v) of the Employment Agreement][as defined in Section 5 of the Severance Plan]), and does not revoke such Release within any time provided in such Release to do so, (iii) due to the Grantee’s death or Disability ([as defined in the Employment Agreement][as defined in the Severance Plan]) or (iv) a result of the Grantee’s Retirement (as defined herein) (each, a “Qualified Termination”), the Grantee will not forfeit the Award LTIP Units upon such termination, and instead the following provisions of this Section 5 shall be applied to determine the number of Earned LTIP Units the Grantee shall be entitled to receive:

i.the calculations provided in Section 3 hereof shall be performed as of the following date:_______________________;

ii.the number of Earned LTIP Units calculated pursuant to Section 3 shall be multiplied by __________________ (with the resulting number being rounded to the nearest whole LTIP Unit or, in the case of 0.5 of a unit, up to the next whole unit), and such adjusted number of LTIP Units shall be deemed the Grantee’s Earned LTIP Units for all purposes under this Agreement; and

iii.the Grantee’s Earned LTIP Units as adjusted pursuant to Section 5(a)(ii) above shall no longer be subject to forfeiture pursuant to Section 4 hereof; provided that, notwithstanding that no Continuous Service requirement pursuant to Section 4 hereof will apply to the Grantee after the effective date of a Qualified Termination, except in the case of death or Disability (as defined in the [Employment Agreement][Severance Plan]), the Grantee will not have the right to transfer his or her Earned LTIP Units or request redemption of his or her Common Units under the Partnership Agreement until such dates as of which his or her Earned LTIP Units, as adjusted pursuant to Section 5(a)(ii) above, would have become vested pursuant to Section 2(b) absent a Qualified Termination. For the avoidance of doubt, the purpose of this Section 5(a)(iii) is to prevent a situation where the Grantee who has had a Qualified Termination would be able to realize the value of his or her LTIP Units or Common Units (through transfer or redemption) before other grantees whose Continuous Service continues through the applicable vesting dates set forth in Section 4 hereof.

(b)In the event of a Qualified Termination after the Valuation Date, ____ Earned LTIP Units that are subject to forfeiture restrictions pursuant to Section 4 shall no longer be subject to forfeiture; provided that, notwithstanding that no Continuous Service requirement pursuant to Section 4 hereof will apply to the Grantee after the effective date of a Qualified Termination, except in the case of death or Disability, the Grantee will not have the right to transfer his or her Earned LTIP Units or request redemption of his or her Common Units under the Partnership Agreement until such dates as of which his or her Earned LTIP Units would have become vested pursuant to Section 4 absent a Qualified Termination. For the avoidance of doubt, the purpose of this Section 5(b) is to prevent a situation where a Grantee who has had a Qualified Termination would be able to realize the value of his or her Earned LTIP Units or Common Units (through transfer or redemption) before other grantees of Earned LTIP Units whose Continuous Service continues through the applicable vesting dates set forth in Section 4 hereof.

(c)In the event of a termination of the Grantee’s employment other than a Qualified Termination, ____  unearned Award LTIP Units and all Earned LTIP Units except for those that have become vested pursuant to Section 4 hereof shall, without payment of any consideration by the Company or its Affiliates, automatically and without notice terminate, be forfeited and be and become null and void, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such LTIP Units.

6.Change in Control.

(a) If a Change in Control ([as defined in the Employment Agreement][as defined in the Severance Plan]) occurs before __________________________, the provisions of Section 3 shall apply to determine the number of Earned LTIP Units except that (i) the number of Award LTIP Units that are earned under the Performance Goals shall be based on a shortened Performance Period (with such shortened Performance Period ending on the date of the Change in Control), and (ii) the resulting number of Earned LTIP Units shall be adjusted as follows:___________________. If a Change in Control occurs on or after _______________________, the number of Earned LTIP Units shall be determined as provided in Section 3.

Notwithstanding any provision herein to the contrary, in the event of any inconsistency between this Section 6 and the [Employment Agreement][Severance Plan], the terms of the [Employment Agreement][Severance Plan] shall control.

7.Merger-Related Action. In contemplation of and subject to the consummation of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding Common Stock is exchanged for securities, cash, or other property of an unrelated corporation or business entity or in the event of a liquidation of the Company (in each case, a “Transaction”), the Board, or the board of trustees or directors of any corporation assuming the obligations of the Company (the “Acquiror”), may, in its discretion, take any one or more of the following actions, as to the outstanding Earned LTIP Units: (i) provide that such Earned LTIP Units shall be assumed or equivalent awards shall be substituted, by the acquiring or succeeding entity (or an affiliate thereof), and/or (ii) upon prior written notice to the LTIP Unitholders (as defined in the Partnership Agreement) of not less than 30 days, provide that such Earned LTIP Units shall terminate immediately prior to the consummation of the Transaction. The right to take such actions (each, a “Merger-Related Action”) shall be subject to the following limitations and qualifications:

(a)if all Earned LTIP Units awarded to the Grantee hereunder are eligible, as of the time of the Merger-Related Action, for conversion into Common Units (as defined in and in accordance with the Partnership Agreement) and the Grantee is afforded the opportunity to effect such conversion and receive, in consideration for the Common Units into which his Earned LTIP Units shall have been converted, the same kind and amount of consideration as other holders of Common Units in connection with the Transaction, then Merger-Related Action of the kind specified in (i) or (ii) above shall be permitted and available to the Company and the Acquiror;

(b)if some or all of the Earned LTIP Units awarded to the Grantee hereunder are not, as of the time of the Merger-Related Action, so eligible for conversion into Common Units (in accordance with the Partnership Agreement), and the acquiring or succeeding entity is itself, or has a subsidiary which is organized as a partnership or limited liability company (consisting of a so-called “UPREIT” or other structure substantially similar in purpose or effect to that of the Company and GMR OP), then Merger-Related Action of the kind specified in clause (i) of this Section 7 above must be taken by the Acquiror with respect to all Earned LTIP Units subject to this Award which are not so convertible at the time, whereby all such Earned LTIP Units covered by this Award shall be assumed by the acquiring or succeeding entity, or equivalent awards shall be substituted by the acquiring or succeeding entity, and the acquiring or succeeding entity shall preserve with respect to the assumed Earned LTIP Units or any securities to be substituted for such Earned LTIP Units, as far as reasonably possible under the circumstances, the distribution, special allocation, conversion and other rights set forth in the Partnership Agreement for the benefit of the LTIP Unitholders; and

(c)if some or all of the Earned LTIP Units awarded to the Grantee hereunder are not, as of the time of the Merger-Related Action, so eligible for conversion into Common Units (in accordance with the Partnership Agreement), and after exercise of reasonable commercial efforts the Company or the Acquiror is unable to treat the Earned LTIP Units in accordance with Section 7(b), then Merger-Related Action of the kind specified in clause (ii) of this Section 7 above must be taken by the Company or the Acquiror, in which case such action shall be subject to a provision that the settlement of the terminated award of Earned LTIP Units which are not convertible into Common Units requires a payment of the same kind and amount of consideration payable in connection with the Transaction to a holder of the number of Common Units into which the Earned LTIP Units to be terminated could be converted or, if greater, the consideration payable to holders of the number of shares of common stock into which such Common Units could be exchanged (including the right to make elections as to the type of consideration) if the Transaction were of a nature that permitted a revaluation of the Grantee’s capital account balance under the terms of the Partnership Agreement, as determined by the Committee in good faith in accordance with the Plan.

8.Distributions.   Distributions shall accrue during the Performance Period on the _____________ number of LTIP Units that the Grantee could earn under this Agreement and shall be paid with respect to all of the Earned LTIP Units at the conclusion of the Performance Period following calculation of the number of Earned LTIP Units in accordance with Section 3 and the issuance thereof to the Grantee, in cash or by the issuance of additional LTIP Units at the discretion of the Committee. The right to distributions set forth in this Section 8 shall be deemed a Dividend Equivalent Right for purposes of the Plan. The Grantee shall cease to have any Dividend Equivalent Right with respect to LTIP Units that are not earned or that cease to be eligible for vesting and are forfeited in accordance with this Agreement.

9.Incorporation of Plan. Notwithstanding anything herein to the contrary, this Award shall be subject to all of the terms and conditions of the Plan and the Partnership Agreement.

10.Covenants. The Grantee hereby covenants as follows:

(a)So long as the Grantee holds any LTIP Units, the Grantee shall disclose to GMR OP in writing such information as may be reasonably requested with respect to ownership of LTIP Units as

GMR OP may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code applicable to GMR OP or to comply with requirements of any other appropriate taxing authority.

(b)The Grantee hereby agrees to make an election under Section 83(b) of the Code with respect to the LTIP Units awarded hereunder, and the Company hereby consents thereto. The Grantee has delivered with this Agreement a completed, executed copy of the election form attached hereto as Annex B. The Grantee agrees to file the election (or to permit GMR OP to file such election on the Grantee’s behalf) within thirty (30) days after the Grant Date with the IRS   Service Center at which such Grantee files his personal income tax returns, and to file a copy of such election with the Grantee’s U.S. federal income tax return for the taxable year in which the LTIP Units are awarded to the Grantee.

(c)The Grantee hereby agrees that it does not have the intention to dispose of the LTIP Units subject to this Award within two years of receipt of such LTIP Units. GMR OP and the Grantee hereby agree to treat the Grantee as the owner of the LTIP Units from the Grant Date. The Grantee hereby agrees to take into account the distributive share of GMR OP income, gain, loss, deduction, and credit associated with the LTIP Units in computing the Grantee’s income tax liability for the entire period during which the Grantee has the LTIP Units.

(d)The Grantee hereby recognizes that the IRS has proposed regulations under Sections 83 and 704 of the Code that may affect the proper treatment of the LTIP Units for federal tax purposes. In the event that those proposed regulations are finalized, the Grantee hereby agrees to cooperate with GMR OP in amending this Agreement and the Partnership Agreement, and to take such other action as may be required, to conform to such regulations.

(e)The Grantee hereby recognizes that changes in applicable law may affect the federal tax consequences of owning and disposing of LTIP Units.

11.Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution, without the prior written consent of the Company.

12.Amendment. The Grantee acknowledges that the Plan may be amended or canceled or terminated in accordance with Article XVIII thereof and that this Agreement may be amended or cancelled by the Committee, on behalf of GMR OP, for the purpose of satisfying changes in law or for any other lawful purpose, provided that no such action shall adversely affect the Grantee’s rights under this Agreement without the Grantee’s written consent. The provisions of Section 7 of this Agreement applicable to the termination of the LTIP Units covered by this Award in connection with a Transaction (as defined in Section 7 of this Agreement) shall apply, mutatis mutandi to amendments, discontinuance or cancellation pursuant to this Section 12 or the Plan.

13.No Obligation to Continue Employment. Neither the Company nor any one of its Affiliates is obligated by or as a result of the Plan or this Agreement to continue the Grantee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or its Affiliates to terminate the employment of the Grantee at any time.

14.Notices. Notices hereunder shall be mailed or delivered to GMR OP at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with GMR OP or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

15.Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles. The parties agree that any action or proceeding arising directly, indirectly or otherwise in connection with, out of, related to or from this Agreement, any breach hereof or any action covered hereby, shall be resolved within the State of Delaware and the parties hereto consent and submit to the jurisdiction of the federal and state courts located within Delaware.

[Signatures appear on following page.]

GLOBAL MEDICAL REIT INC.
a Maryland real estate investment trust

Name:
Title:
Date:

GLOBAL MEDICAL REIT L.P.
a Delaware limited partnership

By:	GLOBAL MEDICAL REIT GP LLC
its general partner

By:	GLOBAL MEDICAL REIT INC.
its sole member

Name:
Title:
Date:

The foregoing agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the Grantee.

Date:
Grantee’s Signature

Grantee’s name and address:
Name:
Address:

[Signature page to LTIP Unit Vesting Agreement]

Exhibit A

Performance Goals and Percentages

Name of Grantee:

Number of Award LTIP Units:

The number of Earned LTIP Units issuable to Grantee in respect of the Award LTIP Units under this Award shall be determined by dividing the total number of Award LTIP Units (as shown above) into four components as shown in the table below (each a “Component”) and multiplying the number of Award LTIP Units allocated to each Component by the applicable Performance Percentage described below based on the extent to which the Goal for each such Component is achieved.

% of Award LTIP Units	Component	Goal

Performance Percentages

(i)If the Company does not achieve the Threshold Goal in a particular Component in the above table, ____________ of the Award LTIP Units for that Component will be forfeited.

(ii)If the Company achieves the Threshold Goal in a particular Component in the above table, the number of Earned LTIP Units in that Component will be equal to ____________ % of the number of Award LTIP Units for that Component.

(iii)If the Company achieves the Target Goal in a particular Component in the above table, the number of Earned LTIP Units in that Component will be equal to ____________ % of the number of Award LTIP Units for that Component.

(iv)If the Company achieves or exceeds the Maximum Goal in a particular Component in the above table, the number of Earned LTIP Units for that Component will be equal to ____________ % of the number of Award LTIP Units for that Component.

For achievement of a Goal at an intermediate point between the Threshold Goal and the Target Goal or between the Target Goal and the Maximum Goal for any Component, the number of Earned LTIP Units eligible for vesting and settlement pursuant to Sections 3 and 4 for that Component will be interpolated on a straight-line basis between ____________ % and ____________ % or between ____________ % and ____________ %, respectively, of the number of Award LTIP Units allocated to that Component. Fractional LTIP Units will be rounded to the next whole LTIP Unit.

ANNEX A

FORM OF LIMITED PARTNER SIGNATURE PAGE

The Grantee desiring to become one of the within named Partners of Global Medical REIT

L.P. (“GMR OP”), hereby becomes a party to the Agreement of Limited Partnership (as amended from time to time, the “Partnership Agreement”) of GMR OP, by and among Global Medical REIT GP LLC, as general partner (the “General Partner”), and the Limited Partners, effective as of the Grant Date (as specified in the LTIP Unit Vesting Agreement, dated [    ], among the Grantee, Global Medical REIT Inc. and GMR OP). The Grantee agrees to be bound by the Partnership Agreement. The Grantee also agrees that this signature page may be attached to, and hereby authorizes the General Partner to attach this signature page to, any counterpart of the Partnership Agreement.

Date: [ ]
Signature of Limited Partner
Limited Partner’s name and address:
Name: [ ]
Address: [ ]

Annex A

ANNEX B

ELECTION TO INCLUDE IN GROSS INCOME IN

YEAR OF TRANSFER OF PROPERTY PURSUANT TO

SECTION 83(b) OF THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.	The name, address and taxpayer identification number of the undersigned are:
Name: (the “Taxpayer”)
Address:

Social security number:
2.	Description of property with respect to which the election is being made:
LTIP Units (the “LTIP Units”) in Global Medical REIT L.P. (“GMR OP”).
3.	The date on which the LTIP Units were transferred is [ ]. The taxable year to which this election relates is calendar year [ ].
4.	The LTIP Units are subject to the following restrictions:
(a) The LTIP Units are subject to a substantial risk of forfeiture and are nontransferable on the date of transfer.
(b) The Taxpayer’s LTIP Units vest and become transferable based on the Taxpayer’s continued employment and the level of achievement with respect to certain performance goals.
5.

The fair market value at the time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the LTIP Units with respect to which this election is being made was $0.00 per LTIP Unit.

6.	The amount paid by the Taxpayer for the LTIP Units was $0.00 per LTIP Unit.
7.	The amount to include in gross income is $0.00.
8.	A copy of this statement has been furnished to GMR OP and to its general partner, Global Medical REIT GP LLC.

[Signature Page Follows]

Signature Page to Annex B

Dated:
Signature of the Taxpayer
Taxpayer’s name and address:
Name:
Address:

The undersigned hereby consents to the making, by the undersigned’s spouse, of the foregoing election pursuant to Section 83(b) of the Code.

Dated:
Signature of the Taxpayer’s Spouse
Spouse’s name and address:
Name:
Address:

Signature Page to Annex B